UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 23, 2010

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Stephen L. Green

On December 24, 2010, SL Green Realty Corp. (the “Company”) entered into an amended and restated employment agreement with Stephen L. Green, which supersedes his previous employment agreement with the Company.

Under Mr. Green’s new employment agreement he will continue to serve as a senior corporate executive and as Chairman of the Executive Committee of the Company’s board of directors.  Mr. Green’s employment agreement has a term commencing on December 24, 2010 and ending on December 31, 2011, which will automatically renew for successive one-year periods unless prior written notice of non-renewal is given by either party.  The agreement provides for an annual salary of no less than $600,000 for the fiscal year ended December 31, 2010 and no less than $750,000 from January 1, 2011 through the end of the employment period, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Green for job performance.  In addition to annual salary and bonuses, the agreement provides for annual contributions of notional stock units with a value equal to $150,000, on January 1st of each year during the employment period, into a deferred compensation account maintained on behalf of Mr. Green with vesting of each annual contribution occurring on December 31st of that year subject to continued employment with the Company through the vesting date. Under the agreement, the Company is also obligated to maintain a life insurance policy for the benefit of Mr. Green’s beneficiaries in the face amount of $5 million, or if not available at reasonable rates, to self-insure Mr. Green up to the maximum cash severance payable under the agreement.

The employment agreement also provides that if Mr. Green’s employment is terminated by the Company without Cause or by Mr. Green for Good Reason, Mr. Green will receive a cash severance payment equal to the sum of (1) his average annual base salary in effect during the preceding 24 months (“Mr. Green’s Average Annual Base Salary”), plus (2) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years (“Mr. Green’s Average Annual Cash Bonus”), plus (3) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions (“Mr. Green’s Average Deferred Compensation”), plus (4) a pro-rata bonus for the year in which Mr. Green’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Green’s Average Annual Cash Bonus.  Mr. Green will also continue to receive his medical and welfare benefits for 12 months, and all of his outstanding equity awards (other than the award made under the Company’s 2010 Notional Unit Long-Tern Compensation Plan (the “2010 Outperformance Plan”)) and all of his outstanding unvested deferred compensation contributions will fully vest upon termination.  If such termination occurs in connection with or within 18 months after a Change-in-Control or if the Company determines not to renew Mr. Green’s employment agreement within 18 months after a Change-in-Control, then Mr. Green will be entitled to these same benefits and payments, except that (1) the cash severance payment that Mr. Green is entitled to will be three times the sum of Mr. Green’s Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation as opposed to one times such amount and (2) Mr. Green will be entitled to continue to receive his medical and welfare benefits for 24 months as opposed to 12 months.

Mr. Green’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company, unless such termination occurs in connection with or within 18 months after a Change-in-Control. The agreement also provides for certain payments and benefits if Mr. Green’s employment is terminated due to death or disability, although any payments or benefits due in connection with a termination due to death will be offset by the proceeds of the life insurance that the Company is required to maintain pursuant to the agreement.

All of the cash severance payments to be made under the agreement are to be made as lump sum payments at the time of termination. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, severance pay and benefits be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

If any payments and benefits to be paid or provided to Mr. Green, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Green’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Green.

The terms Cause, Good Reason and Change-in-Control, as used above to describe Mr. Green’s employment agreement, are specifically defined in Mr. Green’s employment agreement.  In order to avoid creating an opportunity for a successor to the Company to induce Mr. Green to terminate his employment without Good Reason following a Change-in-Control, Mr. Green will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his deferred compensation contributions and his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

If Mr. Green’s employment is terminated for any reason, he will be subject to certain noncompetition, nonsolicitation and nondisparagement obligations, as more particularly provided for in the agreement.

The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. Green and the deferred compensation agreement by and between the Company and Mr. Green, which are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Amended and Restated Employment Agreement with Andrew S. Levine

On December 23, 2010, the Company entered into an amended and restated employment agreement with Andrew S. Levine, which supersedes his previous employment agreement with the Company effective as of January 1, 2010.

Under Mr. Levine’s new employment agreement he will continue to serve as Chief Legal Officer and General Counsel of the Company.  Mr. Levine’s employment agreement has a term commencing on January 1, 2010 and ending on January 1, 2013, which will automatically renew for successive six-month periods unless prior written notice of non-renewal is given by either party.  The agreement provides for an annual salary of no less than $450,000, and such discretionary annual bonuses as the Company, in its sole discretion, may deem appropriate to reward Mr. Levine for job performance.

The employment agreement also provides that if Mr. Levine’s employment is terminated by the Company without Cause or by Mr. Levine for Good Reason, Mr. Levine will receive a cash severance payment equal to the sum of (1) his average annual base salary in effect during the preceding 24 months (“Mr. Levine’s Average Annual Base Salary”), plus (2) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years (“Mr. Levine’s Average Annual Cash Bonus”), plus (3) a pro-rata bonus for the year in which Mr. Levine’s employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Levine’s Average Annual Cash Bonus.  Mr. Levine will also continue to receive his medical and welfare benefits for 12 months, and all of his outstanding equity awards (other than the award made under the 2010 Outperformance Plan) will fully vest upon termination.  If such termination occurs in connection with or within 18 months after a Change-in-Control or if the Company determines not to renew Mr. Levine’s employment agreement within 18 months after a Change-in-Control, then Mr. Levine will be entitled to these same benefits and payments, except that (1) the cash severance payment that Mr. Levine is entitled to will be two times the sum of Mr. Levine’s Average Annual Base Salary and Average Annual Cash Bonus as opposed to one times such amount and (2) Mr. Levine will be entitled to continue to receive his medical and welfare benefits for 24 months as opposed to 12 months.

Mr. Levine’s receipt of these payments and benefits in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company, unless such termination occurs in connection with or within 18 months after a Change-in-Control. The agreement also provides for certain payments and benefits if Mr. Levine’s employment is terminated due to death or disability.

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All of the cash severance payments to be made under the agreement are to be made as lump sum payments at the time of termination. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Internal Revenue Code, severance pay and benefits will be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

If any payments and benefits to be paid or provided to Mr. Levine, whether under his employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, Mr. Levine’s payments and benefits under his employment agreement will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Levine.

The terms Cause, Good Reason and Change-in-Control, as used above to describe Mr. Levine’s employment agreement, are specifically defined in Mr. Levine’s employment agreement.  Among other things, the agreement provides that Good Reason will exist if the Company, on or before January 15, 2011, does not grant Mr. Levine 42,000 shares of restricted stock, subject to vesting occurring in three equal annual installments on the grant date (or January 1, 2011, if later), January 1, 2012 and January 1, 2013 based on continued employment with the Company through such vesting dates.  In addition, in order to avoid creating an opportunity for a successor to the Company to induce Mr. Levine to terminate his employment without Good Reason following a Change-in-Control, Mr. Levine will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his deferred compensation contributions, if any, and his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

If Mr. Levine’s employment is terminated for any reason, he will be subject to certain noncompetition, nonsolicitation and nondisparagement obligations, as more particularly provided for in the agreement.

The discussion above is qualified in its entirety by reference to the copy of the employment agreement by and between the Company and Mr. Levine, which is being filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, dated as of December 24, 2010, by and between SL Green Realty Corp. and Stephen L. Green.
10.2	Deferred Compensation Agreement, dated as of December 24, 2010, by and between SL Green Realty Corp. and Stephen L. Green.
10.3	Employment Agreement, dated as of December 23, 2010, by and between SL Green Realty Corp. and Andrew S. Levine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: December 29, 2010

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